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                                                                    EXHIBIT 99.2


STATE BANKING DEPARTMENT
801 K Street, Suite 2124
Sacramento, CA.  95814
916-323-7015


April 9, 1996

John C. Dean, Jr.
President and Chief Executive Officer
Silicon Valley Bank
3000 Lakeside Drive
Santa Clara, CA  95131

Re:  Silicon Valley Bank- Termination of Final Order
(Financial Code Section 1913)


Dear Mr. Dean:

Enclosed please find one originally executed copy of the Termination of Final Order (Financial Code Section 1913), dated April 9, 1996.

Please feel free to contact me if you have any questions or comments.


Very truly yours,


CONRAD W. HEWITT
Superintendent of Banks


s/  Kenneth Sayre-Peterson

Kenneth Sayre-Peterson
Senior Counsel


KSP:pjp
Enclosure

cc: Federal Deposit Insurance Corporation, San Francisco (w/encl.)
    Federal Reserve Bank, San Francisco (w/encl.)
    State Banking Department, San Francisco

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                              STATE OF CALIFORNIA

                            STATE BANKING DEPARTMENT



In the Matter of
                                                     TERMINATION OF FINAL ORDER

       SILICON VALLEY BANK                       (Financial Code Section 1913)


                                 A.  Findings.


The Superintendent of Banks of the State of California (the "Superintendent") hereby finds:


       1. Silicon Valley Bank (the "Bank") is now and was at all times mentioned in these Findings of Fact a corporation organized under the laws of the State of California and authorized by the Superintendent to transact commercial banking business.

       2. The Superintendent ordered the Bank to discontinue certain unsafe and injurious practices, as described in the Final Order (Financial Code Section
1913) dated April 20, 1993 (the "Final Order").

       3.  The Bank has substantially complied with the Final Order.

                                B.  Termination.

       On the basis of the above Findings and pursuant to Financial Code Section 1913, the Final Order is hereby terminated, effective immediately.


Dated:  April 9, 1996.



CONRAD W. HEWITT
Superintendent of Banks

s/  David L. Scott

David L. Scott
Acting Chief State Bank Examiner

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